Contact:
Investor Relations
CKE Restaurants, Inc.
805-745-7750

CKE RESTAURANTS® MAINTAINS PROFITABILITY DESPITE CHALLENGING ENVIRONMENT AND
SOFTNESS IN SAME-STORE SALES
— Second Quarter Company-Operated Restaurant-Level Margin Remains Steady at 19.3%—

CARPINTERIA, Calif. — September 16, 2009 — CKE Restaurants, Inc. (NYSE:CKR) announced today second quarter results and the filing of its Report on Form 10-Q with the Securities and Exchange Commission (“SEC”) for the twelve weeks ended August 10, 2009.

Second Quarter Highlights

	Second Quarter
($ in millions, except per share amounts)	FY 2010	FY 2009
Company-Operated Blended Same-Store Sales	-4.6%	+ 3.6%
Company-Operated Restaurant-Level Margin (1)	19.3%	19.3%
Total Revenue	$336.0	$352.5
Operating Income	$22.2	$22.9
Net Income	$12.3	$12.3
Diluted EPS	$0.22	$0.23
Adjusted EBITDA (2)	$43.0	$41.0
Diluted EPS, excluding mark-to-market adjustments(3)	$0.21	$0.20
Effective Tax Rate	40.3%	41.3%

(1) We define company-operated restaurant-level margin as restaurant-level income divided by company-operated restaurants revenue. Restaurant-level income is company-operated restaurants revenue less restaurant operating costs, which are the expenses incurred directly by our company-operated restaurants in generating revenues and do not include advertising costs, general and administrative expenses or facility action charges. Restaurant-level margin is influenced by factors such as fluctuations in food and labor costs, price increases, the effectiveness of our advertising and marketing initiatives and product mix.
(2) Excludes interest expense, depreciation and amortization, facility action charges, share-based compensation expense, and income tax expense.
(3) Diluted earnings per share, excluding mark-to-market adjustments (and related income tax effect at our marginal tax rate of 38.3%) related to our interest rate swap agreements.

Executive Statement

“I am pleased we held net income and restaurant level margins constant with the prior year in such a difficult sales environment, even as we absorbed a $2.1 million or 100 basis point increase in depreciation primarily as the result of our ongoing remodel program. We also increased Adjusted EBITDA by nearly $2 million, or approximately 5 percent. Our focus on premium quality products, our successful cost management and favorable commodity pricing drove our performance for the quarter,” said Andrew F. Puzder, chief executive officer. “We continue to take aggressive steps to drive same-store sales while maintaining profitability. We are particularly excited about our new advertising campaigns designed to change people’s misperceptions about our value-for-the-money, including our campaign in support of The Big Carl™ and, more recently, The Big Hardee™ introductions. These campaigns highlight to consumers the substantial value our brands offer in comparison to the competitor that many view as the value leader in the industry.”

Second Quarter Financial Details

•	The Company increased Adjusted EBITDA nearly $2 million, or 4.7%, to $43.0 million from $41.0 million in the prior year. For the trailing 13 periods ended August 10, 2009, the Company generated Adjusted EBITDA of $169.3 million.

•	Company-operated restaurants maintained their restaurant-level margin at 19.3% of company-operated restaurant revenue. Although depreciation increased 100 basis points, aggressive management of labor costs and decreased commodity costs offset the depreciation primarily associated with recent remodeling.

•	Operating income was $22.2 million, or 6.6% of total revenue compared to $22.9 million, or 6.5% of revenue in the same quarter of the prior year.

•	Total quarterly revenue was $336.0 million, a decline of 4.7%.

•	The Company remodeled 8 Carl’s Jr.® and 25 Hardee’s® restaurants and completed a combined 6 dual-branded Green Burrito® and Red Burrito® restaurant conversions during the quarter.

•	Despite the capital expenditures required for our ongoing remodel program, the company reduced its bank and other long-term debt by $25.0 million on a year-to-date basis to $289.8 million. As of August 10, 2009 the Company’s leverage ratio was 2.14.

•	Carl’s Jr. and Hardee’s increased their system-wide unit count by 24 restaurants year-to-date for a consolidated total of 3,140.

Second Quarter Concept Details

	Carl’s Jr.		Hardee’s		Blended
	FY 2010	FY 2009	FY 2010	FY 2009	FY 2010	FY 2009
Company-Operated Same-Store Sales	-6.1%	+3.8%	-2.7%	+3.3%	-4.6%	+3.6%
Company-Operated Restaurant-Level Margin (1)	20.7%	20.7%	17.6%	17.6%	19.3%	19.3%
Average Unit Volume-Trailing 13 Periods (000)	$1,486	$1,527	$1,006	$973	$1,228	$1,207

(1) We define company-operated restaurant-level margin as restaurant-level income divided by company-operated restaurants revenue. Restaurant-level income is company-operated restaurants revenue less restaurant operating costs, which are the expenses incurred directly by our company-operated restaurants in generating revenues and do not include advertising costs, general and administrative expenses or facility action charges. Restaurant-level margin is influenced by factors such as fluctuations in food and labor costs, price increases, the effectiveness of our advertising and marketing initiatives and product mix.

•	Carl’s Jr. company-operated same-store sales declined 6.1% as a result of the particularly weak economy in California. On a two-year basis, same-store sales decreased 2.3%. Restaurant-level margin remained flat to prior year at 20.7 percent of company-operated restaurants revenue despite an increase in occupancy and other expense, which includes an 80 basis point increase in depreciation related to the ongoing remodeling program, new restaurant openings and equipment upgrades. Reductions in commodity costs for beef, cheese, oil and produce products offset the increase in occupancy and other expense. Aggressive management of labor costs and a favorable adjustment to workers’ compensation reserves caused labor costs to be flat with the prior year.

•	Hardee’s same-store sales decreased 2.7% also due to weak economic conditions. On a two-year basis, same-store sales increased 0.6%. Company-operated restaurant-level margin was 17.6 percent of company-operated restaurants revenue and remained consistent with prior year despite an increase in depreciation expense of 120 basis points related to the ongoing remodeling program and equipment upgrades. Lower commodity costs for beef, cheese, flour and oil products offset the depreciation increases. Hardee’s also decreased labor costs by 30 basis points in the second quarter as compared to the same quarter of the prior year.

Conference Call

The Company will host a conference call and webcast on September 17, 2009, at 6:00 a.m. PDT/ 9:00a.m. EDT to review these results and discuss the Company’s growth plans. The Company invites investors to listen to the live webcast of the conference call at www.ckr.com under “Investors.” The dial in information is (617) 213-8838. The access code is 86163618.

SEC Filings

The Company’s filings with the SEC are available to investors at www.ckr.com under “Investors/SEC Filings.”

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure used by our lenders as an indicator of earnings available to service debt, fund capital expenditures and for other corporate uses.  Our maximum annual capital expenditures are limited by our senior credit facility, based on a sliding scale driven by our Adjusted EBITDA.  Management internally utilizes various financial measures, excluding mark-to-market adjustments, to evaluate and compare our operating results between periods.  We believe that diluted net income and earnings per share, excluding such adjustments, are important metrics to consider in evaluating company performance.  Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

CKE Restaurants, Inc.

Headquartered in Carpinteria, Calif., CKE Restaurants, Inc. is publicly traded on the New York Stock Exchange under the symbol “CKR.” As of the end of its fiscal 2010 second quarter, CKE Restaurants, Inc., through its subsidiaries, had a total of 3,140 franchised, licensed or company-operated restaurants in 42 states and in 14 countries, including 1,212 Carl’s Jr. restaurants and 1,915 Hardee’s restaurants. For more information about CKE Restaurants, please visit www.ckr.com.

Safe Harbor Disclosure

Matters discussed in this press release contain forward-looking statements relating to future plans and developments, financial goals, and operating performance and are based on management’s current beliefs and assumptions. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the Company’s ability to compete with other restaurants, supermarkets and convenience stores; changes in economic conditions which may affect the Company’s business and stock price; the effect of restrictive covenants in the Company’s credit facility on the Company’s business; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; the operational and financial success of the Company’s franchisees; changes in consumer preferences and perceptions; changes in the price or availability of commodities; changes in the Company’s suppliers’ ability to provide quality products to the Company in a timely manner; the effect of the media’s reports regarding food-borne illnesses and other health-related issues on the Company’s reputation and its ability to obtain products; the seasonality of the Company’s operations; increased insurance and/or self-insurance costs; the Company’s ability to select appropriate restaurant locations, construct new restaurants, complete remodels of existing restaurants and renew leases with favorable terms; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; and other factors as discussed in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange.

Source: CKE Restaurants, Inc.

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF AUGUST 10, 2009 AND JANUARY 31, 2009
(In thousands, except par values)
(Unaudited)

	August 10, 2009	January 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$19,194	$17,869
Accounts receivable, net of allowance for doubtful accounts of $471 as of August 10, 2009 and $720 as of January 31, 2009	31,567	40,738
Related party trade receivables	5,206	4,923
Inventories, net	22,708	24,215
Prepaid expenses	11,565	13,445
Assets held for sale	512	805
Advertising fund assets, restricted	19,242	16,340
Deferred income tax assets, net	18,000	20,781
Other current assets	2,864	1,843

Total current assets	130,858	140,959
Notes receivable, net of allowance for doubtful accounts of $408 as of August 10, 2009 and $529 as of January 31, 2009	1,465	3,259
Property and equipment, net of accumulated depreciation and amortization of $435,205 as of August 10, 2009 and $420,375 as of January 31, 2009	555,398	543,770
Property under capital leases, net of accumulated amortization of $45,296 as of August 10, 2009 and $48,341 as of January 31, 2009	34,198	23,403
Deferred income tax assets, net	51,423	57,832
Goodwill	24,106	23,688
Intangible assets, net	2,422	2,508
Other assets, net	8,832	9,268

Total assets	$808,702	$804,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of bank indebtedness and other long-term debt	$2,709	$4,341
Current portion of capital lease obligations	7,648	6,389
Accounts payable	43,501	60,903
Advertising fund liabilities	19,242	16,340
Other current liabilities	102,400	91,765

Total current liabilities	175,500	179,738
Bank indebtedness and other long-term debt, less current portion	287,107	310,447
Capital lease obligations, less current portion	44,992	36,273
Other long-term liabilities	83,325	83,953

Total liabilities	590,924	610,411

Stockholders’ equity:
Preferred stock, $.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Series A Junior Participating Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 100,000 shares authorized; 54,583 shares issued and outstanding as of August 10, 2009; 54,653 shares issued and outstanding as of January 31, 2009	546	546
Additional paid-in capital	279,471	276,068
Accumulated deficit	(62,239)	(82,338)

Total stockholders’ equity	217,778	194,276

Total liabilities and stockholders’ equity	$808,702	$804,687

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	August 10, 2009	August 11, 2008	August 10, 2009	August 11, 2008
Revenue:
Company-operated restaurants	$257,794	$267,075	$600,958	$625,313
Franchised and licensed restaurants and other	78,173	85,415	181,813	193,348

Total revenue	335,967	352,490	782,771	818,661

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	73,899	80,355	172,401	185,429
Payroll and other employee benefits	72,387	75,429	169,756	179,112
Occupancy and other	61,750	59,811	140,587	137,846

Total restaurant operating costs	208,036	215,595	482,744	502,387
Franchised and licensed restaurants and other	58,333	65,590	137,826	148,657
Advertising	15,005	15,699	35,772	36,797
General and administrative	30,971	32,370	72,084	76,881
Facility action charges, net	1,454	351	2,502	1,424

Total operating costs and expenses	313,799	329,605	730,928	766,146

Operating income	22,168	22,885	51,843	52,515
Interest expense	(2,060)	(2,399)	(8,404)	(6,967)
Other income, net	425	529	1,287	1,521

Income before income taxes	20,533	21,015	44,726	47,069
Income tax expense	8,283	8,675	18,081	18,109

Net income	$12,250	$12,340	$26,645	$28,960

Dividends per common share	$0.06	$0.06	$0.12	$0.12

Income per common share:
Basic	$0.22	$0.24	$0.49	$0.55

Diluted	$0.22	$0.23	$0.48	$0.53

Weighted-average common shares outstanding:
Basic	54,584	52,507	54,602	52,467
Diluted	55,007	55,074	55,024	55,038

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twenty-Eight Weeks Ended
	August 10, 2009	August 11, 2008
Cash flows from operating activities:
Net income	$26,645	$28,960
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,812	33,306
Amortization of deferred loan fees	563	701
Share-based compensation expense	4,238	6,860
Recovery of losses on accounts and notes receivable	(303)	(26)
Loss on sale of property and equipment and capital leases	835	946
Facility action charges, net	2,502	1,424
Deferred income taxes	9,178	9,474
Other non-cash charges	19	19
Net changes in operating assets and liabilities:
Receivables, inventories, prepaid expenses and other current and non-current assets	11,330	5,385
Estimated liability for closed restaurants and estimated liability for self-insurance	(1,373)	(3,306)
Accounts payable and other current and long-term liabilities	(4,316)	(7,014)

Net cash provided by operating activities	87,130	76,729

Cash flows from investing activities:
Purchases of property and equipment	(49,513)	(48,451)
Proceeds from sale of property and equipment	3,401	16,770
Collections of non-trade notes receivable	2,018	2,730
Acquisition of restaurants, net of cash acquired	(485)	—
Other investing activities	76	47

Net cash used in investing activities	(44,503)	(28,904)

Cash flows from financing activities:
Net change in bank overdraft	(5,170)	(17,085)
Borrowings under revolving credit facility	75,000	100,500
Repayments of borrowings under revolving credit facility	(97,000)	(108,000)
Repayments of credit facility term loan	(2,962)	(15,140)
Repayments of other long-term debt	(11)	(103)
Repayments of capital lease obligations	(3,812)	(3,038)
Payment of deferred loan fees	—	(399)
Repurchase of common stock	(1,340)	(1,621)
Exercise of stock options	518	1,580
Excess tax benefits from exercise of stock options	29	163
Dividends paid on common stock	(6,554)	(6,295)

Net cash used in financing activities	(41,302)	(49,438)

Net increase (decrease) in cash and cash equivalents	1,325	(1,613)
Cash and cash equivalents at beginning of period	17,869	19,993

Cash and cash equivalents at end of period	$19,194	$18,380

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED PRESENTATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

Reconciliation of net income to Adjusted EBITDA:

					Trailing-13
	Twelve Weeks Ended		Twenty-Eight Weeks Ended		Periods Ended
	August 10, 2009	August 11, 2008	August 10, 2009	August 11, 2008	August 10, 2009
Net income	$12,250	$12,340	$26,645	$28,960	$34,641
Interest expense	2,060	2,399	8,404	6,967	30,046
Income tax expense	8,283	8,675	18,081	18,109	21,505
Depreciation and amortization	16,514	14,324	37,812	33,306	68,003
Facility action charges, net.	1,454	351	2,502	1,424	5,217
Share-based compensation expense	2,390	2,929	4,242	6,866	9,910

Adjusted EBITDA	$42,951	$41,018	$97,686	$95,632	$169,322

Reconciliation of net income for computation of diluted income per share to net income for computation of diluted income per share, excluding mark-to-market adjustments:

	Twelve Weeks Ended
	August 10, 2009	August 11, 2008
Net income for computation of diluted income per share	$12,250	$12,442
Interest rate swap agreements mark-to-market adjustments	(1,079)	(1,894)
Income tax effect of mark-to-market adjustments	413	725

Net income for computation of diluted income per share, excluding mark-to-market adjustments	$11,584	$11,273